Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GDJ International Metals Inc.

I consent to the use in Form SB-2 of my report dated September 17, 2007 included herein relating to the financial statements of GDJ International Metals Inc. as of July 31, 2007 and for the period February 1, 2007 (inception) to July 31, 2007. I also consent to the reference to the firm under the heading "Experts" in this registration statement.

MICHAEL T. STUDER, CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
October 20, 2007